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                                                                   EXHIBIT 10.16



                            PATENT LICENSE AGREEMENT


        This Patent License Agreement ("Agreement") is entered into by and between Timeline, Inc. ("Timeline"), a corporation organized and existing under the laws of the State of Washington, with offices in Bellevue, Washington, and oracle Corporation ("Oracle"), a corporation organized and existing under the laws of the State of Delaware, with offices in Redwood Shores, California.

        Each of Timeline and Oracle shall be considered to be a "Party" and one of the "Parties" to this Agreement.

        In consideration of the mutual covenants contained herein, Timeline and Oracle agree as follows.


                                    ARTICLE 1

        1. Definitions

               1.1 "Timeline" shall mean Timeline, Inc. and any subsidiary or other entity in which Timeline, Inc. owns 50% or more of the capital, assets, voting securities, partnership, or other ownership interest.

               1.2 "Oracle" shall mean Oracle Corporation, and any subsidiary or other entity in which Oracle Corporation owns 50% or more of the capital, assets, voting securities, partnership, or other ownership interest.

               1.3 "Timeline Patents" shall mean (1) United States Patent Nos. 5,802,511, 6,023,694, and 6,026,392, (2) any continuations, continuations-in part, divisionals, or foreign counterparts thereof, (3) any reexamination or reissues thereof, and (4) any patent which may issue from any patent application that was filed with the United States Patent and Trademark Office or has an effective filing date on or before the Effective Date of this Agreement.

               1.4 "Oracle Products" shall mean shall mean any current or future product or service made by or for Oracle, and leased, licensed, marketed, sold, hosted or otherwise transferred by or for Oracle.

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                                    ARTICLE 2

        2. Grant of Rights

               2.1 Timeline expressly grants to Oracle a worldwide, non-exclusive, perpetual, fully paid, irrevocable, fully transferable worldwide right and license under the Timeline Patents to research, develop, make, have made, use, market, sell, have sold through direct or indirect channels of distribution, offer to sell, license, have licensed, import, distribute, have distributed, sublicense or have sublicensed, and otherwise commercially exploit Oracle Products. Oracle shall not have the right to sublicense the license to the Timeline Patents granted by Timeline to Oracle herein.

               2.2 In no event shall this license extend to the manufacture, use, sale, offer of sale, importation, leasing, licensing, reproduction, distribution or transfer of non Oracle Products or the use of non Oracle Products to create an Oracle target database.


                                    ARTICLE 3

        3. Fees. In consideration of the licenses granted by Timeline to Oracle under Article 2 of this Agreement, Oracle pay to Timeline a one-time payment of [*]. Oracle shall use its best efforts to make this payment within forty-eight
(48) hours of execution of this Agreement, but in no event later than June 15, 2001.


                                    ARTICLE 4

        4. Term of Licenses and of Agreement

               4.1 The term of the licenses granted by Timeline to Oracle pursuant to Section 2.1 of this Agreement shall be until expiration of the last to expire of the Timeline Patents.

               4.2 The term of this Agreement shall be until the expiration of the last to expire of the Timeline Patents.


                                    ARTICLE 5

        5. Communication. Any notice, report or other document required or permitted hereunder shall be sufficiently given when personally delivered, faxed with confirmed receipt, delivered by overnight courier, or mailed with the U.S. Postal Service prepaid first class registered or certified mail and addressed to the party for whom it is intended at its record address, and such notice shall be effective upon receipt if delivered personally, faxed, or delivered by overnight courier, or shall be


* Certain information on this page has been omitted and will be filed separately with the Commission. Confidential treatment is being requested with respect to the omitted portion.

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effective five (5) days after it is deposited in the mail if mailed. The record addresses and facsimile numbers of the parties are set forth below:

        For Oracle:                              For Timeline:
        Attention:  Dorian Daley                 Attention:  General Counsel
        Assistant General Counsel                Timeline, Inc.
        Oracle Corporation                       3055 112th Avenue N.E.
        500 Oracle Parkway  5OP7                 Bellevue, WA  98004
        Redwood Shores, CA  94065                Facsimile:  425-822-1120
        Facsimile:  650-633-1813


                                    ARTICLE 6

        6. Miscellaneous

               6.1    Representations and Warranties

                      6.1.1 Each Party represents and warrants to the other that they have the authority to enter into this Agreement, including the license set forth in Article 2.

                      6.1.2 Nothing contained in this Agreement shall be construed as:

                             6.1.2.1 a warranty or representation by any of the
Parties to this Agreement as to the validity or scope of any patent;

                             6.1.2.2 a warranty or representation by any of the
Parties with respect to the enforcement of any Timeline Patent including without limitation the prosecution, defense or conduct or any action or suit concerning infringement of any such Timeline Patent.

                             6.1.2.3 conferring any right to use in advertising,
publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either Party, other than those rights conferred pursuant to section 2.1 above; or

                             6.1.2.4 an obligation upon either Party to make any
determination as to the applicability of any of its patents to any product; or

                             6.1.2.5 an admission by Oracle that any of its
products infringe any Timeline Patents.

                      6.1.3 If either Party initiates a lawsuit or other action against the other with respect to the Timeline patents licensed under this Agreement, all of the other Party's defenses to such an action shall be preserved including, without limitation, defenses claiming that the Timeline Patents are invalid or unenforceable.



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                      6.1.4 EACH PARTY AGREES THAT THE OTHER PARTY SHALL NOT BE
LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                      6.1.5 Timeline represents and warrants that it has the full right and power to enter into this Agreement, and to grant all rights, licenses, releases, and covenants as set forth herein. Timeline further represents that it is the owner of all right, title and interest in the Timeline Patents, as defined herein.

               6.2 No Obligation to Defend. Oracle shall have no obligation hereunder to institute any action or suit against third parties for infringement of any of the Timeline Patents, to defend any action or suit brought by a third party which challenges or concerns the validity of any of such Patents or to refrain from settling, dismissing or staying any action or suit involving such Patents.

               6.3 No Agency. This Agreement does not in any way create a relationship of principal and agent, partnership or joint venture between the parties. Neither party hereto shall under any circumstances act as or represent itself to be such.

               6.4 Amendments and Modifications. This Agreement shall not be binding upon the Parties until is has been signed herein below by or on behalf of each Party. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid, except that either party may amend its address in Article 5 by written notice to the other Party.

               6.5 Severability. If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties.

               6.6 Drafting. All parties and their counsel have reviewed and had the opportunity to contribute to the drafting of this Agreement, and the rule of construction providing that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. This Agreement shall be construed as drafted by both parties.

               6.7 Headings. The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               6.8 Entire Agreement. This Agreement embodies the entire understanding of the Parties with respect to the Timeline Patents, and replaces any prior oral or written communications between them.



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               6.9 Counterparts. This Agreement will be effective upon the execution in counterparts via facsimile transmission, each of which shall be deemed an original, and all of which together, shall be deemed a single document.

               6.10 Further Documentation. Oracle and Timeline agree to take any actions and execute any agreement required to fulfill the intent and purpose of this Agreement.

               6.11 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to become effective as of June 12, 2001.


                                       Timeline, Inc.


                                       By      /s/ Charles R. Osenbaugh
                                          --------------------------------------

                                       Its     President
                                          --------------------------------------



                                       Oracle Corporation

                                       By      /s/ Sanjay Prasad
                                          --------------------------------------

                                       Its     Chief Patent Counsel
                                          --------------------------------------


        APPROVED AS TO FORM:


ROHDE LAW FIRM                               WEIL, GOTSHAL & MANGES LLP


By:    /s/ Robert Rohde                      By:   /s/ Matthew D. Powers/bel
     ------------------------------             --------------------------------
       Robert Rohde                                Matthew D. Powers
       Attorneys for Timeline, Inc.                Attorneys for Oracle
                                                   Corporation



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